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                      [LETTERHEAD OF MOORE STEPHENS FROST]


                               September 3, 2003

                          Re: EXHIBIT 16.1 TO FORM 8-K

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4 of the 8-K dated September 2, 2003, of UCAP Incorporated and are in agreement with the statements concerning our firm contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                /s/ Moore Stephens Frost

                                                Certified Public Accountants